Exhibit 23.1
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                         CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors and
Shareholders of Thorium Nuclear Energy Corporation
Salt Lake City, Utah

We hereby consent to the incorporation by reference in this Registration Statement of Thorium Nuclear Energy Corporation, on Form SB-2, of our audit report dated March 2, 2004, which includes an emphasis paragraph relating to the Company's ability to continue as a going concern, of Thorium Nuclear Energy Corporation, for the year ended December 31, 2003, and to all references to our firm included in this Registration Statement.




HJ & Associates, LLC
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Salt Lake City, Utah
January 20, 2005